UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2004

CAM Commerce Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16569	953866450
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17075 Newhope Street, Fountain Valley, California		92708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-241-9241

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On November 17, 2004, CAM Commerce Solutions, Inc. entered into Indemnification Agreements with each of its Directors; Walter Straub, David Frosh, Donald A. Clark, and Geoffrey Knapp and with its Chief Financial Officer, Paul Caceres. Mr. Knapp is also the company's Chief Executive Officer. The Indemnification Agreements provide the officers and directors with contractual rights to indemnification and advancement or reimbursement of expenses to the fullest extent permitted under Section 145 of the Delaware General Corporation Law in connection with any and all expenses, judgments, fines, penalties, and amounts paid in settlement incurred by the officers or directors as a result of their service to, and actions on behalf of, the company.

The foregoing description of the Indemnification Agreements is a general description only and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAM Commerce Solutions, Inc.

November 18, 2004	By:	Paul Caceres

Name: Paul Caceres
Title: Chief Financial and Accounting Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Indemnification Agreement